Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Kellanova

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to Be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Other	184,537(1)	$53.57(2)	$9,885,647.09(2)	$.00014760	$1,459.13
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	415(a)(6)	315,463(1)(3)	—	$19,167,531.88	—	—	S-3	333-254672	March 24, 2021	$2,091.18
Total Offering Amounts						$29,053,178.97
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$1,459.13

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), also includes an indeterminate number of shares of the common stock, par value $0.25 per share, of the registrant (“Common Stock”), as may be issued as a result of adjustment by reason of a share dividend, share split, recapitalization or similar event.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) a under the Securities Act based on the average of the high ($54.03) and low ($53.10) sales prices per share of the Common Stock as reported on the New York Stock Exchange on March 7, 2024.

(3)

The registrant filed a registration statement on Form S-3ASR (File No. 333-254672) on March 24, 2021 (the “2021 Registration Statement”), which registered an aggregate of 650,000 shares of Common Stock. As of the date of filing this registration statement, there were 315,463 unsold securities registered under the 2021 Registration Statement pursuant to Rule 415(a)(6). A registration fee of $2,091.18 was previously paid in connection with these unsold shares of Common Stock. In accordance with Rule 415(a)(6), all 315,463 of those securities (and associated filing fees) are being carried forward and registered under this registration statement. The filing fee of $1,459.13 being paid herewith relates to the 184,537 newly registered shares of Common Stock. The aggregate number of shares of Common Stock to be sold pursuant to this registration statement shall not exceed 500,000 in the aggregate.